SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26878 (Commission File Number)	95-4782077 (I.R.S. Employer Identification No.)

135 North Los Robles Avenue, Suite 800, Pasadena, California (Address of principal executive offices)	91101 (Zip Code)

Registrant’s telephone number, including area code: (626) 792-5700

N/A

(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS

A copy of the press release issued by Gemstar-TV Guide International, Inc., a Delaware corporation (the “Company”), on March 10, 2003, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The following table sets forth the cumulative impact of the restatement adjustments announced in such press release to the Company’s results of operations previously announced on January 23, 2003, as well as the impact for the periods identified (in thousands):

	Year ended March 31, 2000	Nine months ended	Year ended	Nine months ended
		December 31, 2000	December 31, 2001	September 30, 2002	Cumulative

Revenues, as previously reported (1)	$216,003	$683,528	$1,223,680	$804,712	$2,927,923
Decrease	(1,350)	(6,656)	(51,910)	(51,020)	(110,936)

Revenues, as adjusted	$214,653	$676,872	$1,171,770	$753,692	$2,816,987

Income (loss) before income taxes and extraordinary item, as previously reported (1)	$125,989	$(276,779)	$(831,267)	$(1,455,651)	$(2,437,708)
Increase (decrease)	150	(10,429)	(2,179)	(23,792)	(36,250)

Income (loss) before income taxes and extraordinary item, as adjusted	$126,139	$(287,208)	$(833,446)	$(1,479,443)	$(2,473,958)

EBITDA, as previously reported (1)(2)	$112,180	$194,589	$312,746	$212,975	$832,490
Increase (decrease)	150	(10,120)	(8,787)	(26,395)	(45,152)

EBITDA, as adjusted (2)	$112,330	$184,469	$303,959	$186,580	$787,338

Technology and Licensing Sector:
Revenues, as previously reported (1)	$202,056	$149,544	$206,882	$140,559	$699,041
Decrease	—	(3,546)	(15,589)	(23,203)	(42,338)

Revenues, as adjusted	$202,056	$145,998	$191,293	$117,356	$656,703

EBITDA, as previously reported (1)(2)	$136,261	$84,018	$109,101	$86,563	$415,943
Increase (decrease)	1,500	(3,546)	(11,521)	(23,203)	(36,770)

EBITDA, as adjusted (2)	$137,761	$80,472	$97,580	$63,360	$379,173

Interactive Platform Sector:
Revenues, as previously reported (1)	$3,641	$20,068	$74,311	$62,420	$160,440
Decrease	(1,350)	(3,210)	(39,122)	(30,787)	(74,469)

Revenues, as adjusted	$2,291	$16,858	$35,189	$31,633	$85,971

EBITDA, as previously reported (1)(2)	$(24,218)	$(27,804)	$(46,057)	$3,734	$(94,345)
Decrease	(1,350)	(1,401)	(7,923)	(9,490)	(20,164)

EBITDA, as adjusted (2)	$(25,568)	$(29,205)	$(53,980)	$(5,756)	$(114,509)

Media and Services Sector:
Revenues, as previously reported (1)	$10,306	$514,907	$952,452	$601,733	$2,079,398
Increase	—	100	2,801	2,970	5,871

Revenues, as adjusted	$10,306	$515,007	$955,253	$604,703	$2,085,269

EBITDA, as previously reported (1)(2)	$137	$138,375	$249,702	$122,678	$510,892
Increase (decrease)	—	(5,173)	10,657	6,298	11,782

EBITDA, as adjusted (2)	$137	$133,202	$260,359	$128,976	$522,674

Consolidated (after eliminations):
Revenues, as previously reported (1)	216,003	683,528	1,223,680	804,712	$2,927,923
Decrease	(1,350)	(6,656)	(51,910)	(51,020)	(110,936)

Revenues, as adjusted	$214,653	$676,872	$1,171,770	$753,692	$2,816,987

EBITDA, as previously reported (1)(2)	112,180	194,589	312,746	212,975	$832,490
Increase (decrease)	150	(10,120)	(8,787)	(26,395)	(45,152)

EBITDA, as adjusted (2)	$112,330	$184,469	$303,959	$186,580	$787,338

=================================================================

(1)  As reported in the Company’s press release dated January 23, 2003. For the reasons stated therein and herein, investors should not rely on this financial information, the information contained in the January 23, 2003 or March 10, 2003 press releases or in the Company’s filings with the Securities and Exchange Commission in November 2002, including the information relating to revenues, and income (loss) before income taxes and extraordinary items, and EBITDA, included in this table.

(2)  EBITDA means operating income before noncash stock compensation expense and depreciation and amortization. Commencing January 1, 2002, goodwill and certain other intangible assets are no longer subject to amortization. However, other intangible assets acquired in transactions accounted for as purchases are still amortized and such amortization is significant. Accordingly, the Company’s business sectors are measured based on EBITDA. EBITDA is presented supplementally as the Company believes it is a standard measure commonly reported and widely used by analysts, investors and others associated with its industry. EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability. Other companies may calculate EBITDA differently and the Company’s EBITDA presentation is not necessarily comparable with similarly titled figures for other companies.

See Exhibit 99.1 for further information.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

Exhibit No.	Description
99.1	Press Release of Gemstar-TV Guide International, Inc. issued March 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

Date: March 11, 2003	By: /s/ STEPHEN H. KAY

Stephen H. Kay,

Executive Vice President and General Counsel